QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2015 (October 21, 2015)

SANDISK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26734 (Commission File No.)	77-0191793 (I.R.S. Employer Identification No.)

951 SanDisk Drive, Milpitas, California 95035
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (408) 801-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Merger Agreement

        On October 21, 2015, SanDisk Corporation, a Delaware corporation ("SanDisk" or the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Western Digital Corporation, a Delaware corporation ("Western Digital" or "Parent") and Schrader Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub").

The Merger

        The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the "Merger"), with the Company as the surviving corporation and a wholly-owned subsidiary of Parent. The time at which the Merger becomes effective, pursuant to the terms of the Merger Agreement, is referred to as the "Effective Time," the closing of the Merger is referred to as the "Closing" and the date on which the Closing occurs is referred to as the "Closing Date."

        As publicly announced by Parent in Parent's Current Report on Form 8-K filed on September 30, 2015, on September 29, 2015, Parent entered into a stock purchase agreement with Unis Union Information System Ltd., a Hong Kong corporation (the "Unis Investor"), and Unisplendour Corporation Limited, a Chinese corporation (the "Unis Guarantor" and, together with Unis Investor, the "Unis Parties"), pursuant to which Parent agreed to issue and sell to the Unis Investor 40,814,802 shares of Parent's common stock, $0.01 par value (the "Parent Common Stock") for $92.50 per share, for an aggregate purchase price of approximately $3.775 billion, and the Unis Guarantor agreed to guarantee the payment and performance of the Unis Investor's obligations therein (collectively, the "Unis Transaction" and, the consummation of the Unis Transaction, the "Unis Closing"). The obligations of Parent and the Unis Parties to cause the Unis Closing to occur are subject to certain regulatory and other conditions as described in Parent's public filings, including clearance by the U.S. Committee on Foreign Investment in the United States ("CFIUS"), the receipt of requisite regulatory approvals and approval of the Unis Transaction by stockholders of the Unis Guarantor.

        In the Merger, each issued and outstanding share of common stock of the Company, $0.001 par value (the "Company Common Stock"), other than shares of Company Common Stock held in the treasury of the Company, shares of Common Stock owned by stockholders who have validly exercised their appraisal rights under Delaware law and shares of Common Stock owned by Parent or any subsidiary of Parent (including Merger Sub), will be converted into the right to receive the below consideration per share of Company Common Stock, subject to reallocation as described further below (the "Per Share Merger Consideration"):

(A)
If the Unis Closing has occurred prior to the Effective Time:

(i)
$85.10 per share in cash; and (ii) 0.0176 shares of Parent Common Stock; or

(B)
If the Unis Closing has not occurred or the Unis Transaction has been terminated prior to the Effective Time:

(i)
$67.50 per share in cash; and (ii) 0.2387 shares of Parent Common Stock.

        The above allocation between cash and shares of Parent Common Stock is subject to reallocation, at Parent's election, if the amount of cash that the Company has available for use in the United States without payment of withholding or United States income taxes on the Closing Date falls short of a target cash amount of $4.049 billion, if the Closing occurs before June 30, 2016, or $4.139 billion, if the Closing occurs on or after June 30, 2016 (the amount of such shortfall, if any, the "Closing Cash Shortfall"). If Parent so elects, the cash portion of the Per Share Merger Consideration will be reduced by the Closing Cash Shortfall, divided by the number of shares of Company Common Stock outstanding as of the Closing Date (the "Per Share Cash Reduction Amount"), and the Parent Common Stock portion of the Per Share Merger Consideration will be correspondingly increased by a number of shares of Parent Common Stock equal to the Per Share Cash Reduction Amount divided by $79.5957.

        The transaction will be financed by a mix of cash, new debt financing and Parent Common Stock. In connection with the transaction, Parent expects to enter into new debt facilities totaling $18.1 billion. Parent has received commitments for a $1 billion revolving credit facility, $3 billion in amortizing term loans, $6 billion in other term loans and $8.1 billion in secured and unsecured bridge facilities. The proceeds from the new debt facilities are expected to be used to pay part of the purchase price, refinance existing debt of Parent and the Company and pay transaction related fees and expenses.

Effect on Company Equity Awards.

        The treatment of Company stock options under the Merger Agreement will vary depending on whether the exercise price of such options exceeds the value of the Per Share Merger Consideration as of the Closing Date (the "Closing Merger Consideration Value"), determined by the sum of (i) the cash portion of the applicable Per Share Merger Consideration and (ii) the value of the Parent Common Stock portion of the Per Share Merger Consideration based on the volume weighted average trading price of the Parent Common Stock over the five trading days preceding the Closing Date.

        Under the Merger Agreement, Parent will assume all unvested and outstanding Company stock options, all unvested restricted stock units and all outstanding Company stock options with a per share exercise price that is greater than or equal to the Closing Merger Consideration Value (whether or not such options have vested) held by employees immediately prior to the Closing. All such stock options and restricted stock units will be converted into Parent stock options and restricted stock units, respectively, pursuant to the exchange ratio set forth in the Merger Agreement, and subject to the same vesting schedule (including any acceleration of vesting) as such stock options and restricted stock units had prior to being converted. Upon exercise or vesting after the Closing Date, respectively, such stock options and restricted stock units will entitle the holder to receive shares of Parent Common Stock; provided, that, if the Unis Closing has occurred, Parent may elect to settle some or all of stock options and restricted stock units in cash, based on Parent's share price on the exercise date or vesting date, respectively.

        All vested Company stock options with an exercise price less than the Closing Merger Consideration Value, and all vested restricted stock units, after giving effect to any acceleration, will be canceled at the Effective Time in exchange for the Per Share Merger Consideration, reduced by the applicable exercise price with respect to Company stock options (with the exercise price first applied against the stock portion of the Per Share Merger Consideration).

Conditions to the Merger.

        Consummation of the Merger is subject to customary conditions, including without limitation: (i) the required approval of the Merger Agreement by the stockholders of the Company and, if the Unis Closing has not occurred or the Unis Transaction has been terminated, the stockholders of Parent; (ii) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1974, as amended, and the receipt of regulatory clearance under certain foreign antitrust laws, including the European Union and China; (iii) the absence of any order prohibiting the Merger or enactment of any law that makes consummation of the Merger illegal; (iv) subject to certain exceptions, the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the Merger Agreement; (v) if the Unis Investment has not been terminated and it is a "covered transaction" for CFIUS purposes, or if CFIUS otherwise requests or requires a filing with respect to the Merger, the approval of CFIUS; and (vi) the absence of any material adverse effect on the Company or Parent since the date of the Merger Agreement that is continuing.

Termination Rights.

        The Merger Agreement contains certain termination rights for the Company and Parent, including if the Merger is not consummated before October 21, 2016, subject to certain extension rights. Upon termination of the Merger Agreement under specified circumstances, Parent or the Company will be required to pay the other party termination fees of up to approximately $553 million. If the Merger Agreement is terminated due to failure to obtain certain required U.S. or foreign antitrust clearances, Parent will be required to pay the Company a termination fee of up to approximately $1.06 billion. In the event that either the Company or Parent terminates the Merger Agreement as a result of the failure by Parent's stockholders to approve the Merger, and the Unis Closing has not occurred or the Unis Transaction has been terminated, Parent must pay the Company a fee of approximately $184 million. In the event that either the Company or Parent terminates the Merger Agreement as a result of the failure by the Company's stockholders to approve the Merger, the Company must pay Parent a fee of approximately $184 million.

Parent Board of Directors.

        Pursuant to the Merger Agreement, Parent will cause the Company's President and Chief Executive Officer to become a member of the board of directors of Parent effective as of the Closing.

Representations, Warranties and Covenants.

        The Company, Parent and Merger Sub have each made customary representations, warranties and covenants in the Merger Agreement, including covenants not to solicit alternative transactions or, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction. Until the Effective Time, the Company has agreed to operate its business in the ordinary course of business in all material respects consistent with past practice and has agreed to certain other negative covenants. In addition, until the earlier of the Unis Closing and the Effective Time (and with respect to certain negative covenants, until the Effective Time), Parent has agreed to operate its business in the ordinary course of business in all material respects consistent with past practice and has agreed to certain other negative covenants.

        The representations, warranties and covenants of the Company, Parent and Merger Sub contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub or the Company, respectively. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement; (ii) have been qualified by certain matters specifically disclosed in any reports filed by the Company or Parent with the U.S. Securities and Exchange Commission (the "SEC") prior to the date of the Merger Agreement and confidential disclosures made to Parent and to the Company, in connection with the Merger Agreement negotiations; (iii) are subject to materiality and other qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors; (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement; and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business or Parent and its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's or Parent's public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and Parent that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and Forms 8-K and other documents that the Company or Parent files or has filed with the SEC.

        The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and incorporated herein by reference.

Forward Looking Statements

        All statements included or incorporated by reference in this document, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on SanDisk's current expectations, estimates and projections about its business and industry, management's beliefs, and certain assumptions made by SanDisk and Western Digital, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to the anticipated benefits of the proposed merger and the expected date of closing of the merger. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement.

        Important risk factors that may cause such a difference in connection with the proposed merger include, but are not limited to, the following factors: (1) the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; (2) uncertainties as to the timing of the consummation of the merger and the ability of each party to consummate the merger; (3) risks that the proposed merger disrupts the current plans and operations of Western Digital or SanDisk; (4) the ability of Western Digital and SanDisk to retain and hire key personnel; (5) competitive responses to the proposed merger; (6) unexpected costs, charges or expenses resulting from the merger; (7) the outcome of any legal proceedings that could be instituted against Western Digital, SanDisk or their respective directors related to the merger agreement; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; (9) the inability to obtain, or delays in obtaining, cost savings and synergies from the merger; (10) delays, challenges and expenses associated with integrating the combined companies' existing businesses and the indebtedness planned to be incurred in connection with the merger; and (11) legislative, regulatory and economic developments. These risks, as well as other risks associated with the proposed merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the proposed merger. The forward-looking statements in this document speak only as of this date. Neither SanDisk nor Western Digital undertake any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

        In addition, actual results are subject to other risks and uncertainties that relate more broadly to SanDisk's overall business, including those more fully described in SanDisk's filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 28, 2014, and its quarterly reports filed on Form 10-Q for the current fiscal year, and Western Digital's overall business and financial condition, including those more fully described in Western Digital's filings with the SEC including its annual report on Form 10-K for the fiscal year ended July 3, 2015. The forward-looking statements in this document speak only as of date of this document. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

Additional Information And Where To Find It

        This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Western Digital will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement/prospectus of SanDisk and Western Digital. Each of SanDisk and Western Digital will provide the joint proxy statement/prospectus to their respective stockholders. SanDisk and Western Digital also plan to file other documents with the SEC regarding the proposed merger. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which SanDisk or Western Digital may file with the SEC in connection with the proposed merger. INVESTORS AND SECURITY HOLDERS OF SANDISK AND WESTERN DIGITAL ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You may obtain copies of all documents filed with the SEC regarding this merger, free of charge, at the SEC's website (www.sec.gov). In addition, copies of the documents filed with the SEC by SanDisk will be available free of charge on SanDisk's website at http://www.sandisk.com. Copies of the documents filed with the SEC by Western Digital will be available free of charge on Western Digital's website at http://www.westerndigital.com.

Participants in the Solicitation

        SanDisk, Western Digital, and certain of their respective directors, executive officers and other members of management and employees, under SEC rules may be deemed to be participants in the solicitation of proxies from SanDisk and Western Digital stockholders in connection with the proposed merger. You can find more detailed information about SanDisk's executive officers and directors in its definitive proxy statement filed with the SEC on April 27, 2015. You can find more detailed information about Western Digital's executive officers and directors in its definitive proxy statement filed with the SEC on September 23, 2015. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. Additional information about SanDisk's executive officers and directors and Western Digital's executive officers and directors can be found in the joint proxy statement/prospectus regarding the proposed merger when it is filed with the SEC.

Item 9.01.    Financial Statements and Exhibits.

(d)
Exhibits:

Exhibit Number		Description
2.1	*	Agreement and Plan of Merger, dated as of October 21, 2015, by and among SanDisk Corporation, Western Digital Corporation and Schrader Acquisition Corporation

*
Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDISK CORPORATION
Date: October 23, 2015	By:	/s/ JUDY BRUNER Judy Bruner Executive Vice President, Administration and Chief Financial Officer (Principal Financial Officer)

 EXHIBIT INDEX

Exhibit Number		Description
2.1	*	Agreement and Plan of Merger, dated as of October 21, 2015, by and among SanDisk Corporation, Western Digital Corporation and Schrader Acquisition Corporation

*
Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

QuickLinks

  Item 1.01. Entry into a Material Definitive Agreement.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX